                                                                 EXHIBIT (k) (3)
                                                                FORM OF PURCHASE
                                                                FORWARD CONTRACT

                            FORWARD PURCHASE CONTRACT

         THIS AGREEMENT is made as of this ____ day of March, 1997 among Nextel STRYPES Trust (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Purchaser"), a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801 et seq.)), and Cherrywood Holdings, Inc. and Vernon Investors, L.L.C. (each, a "Seller" and collectively, the "Sellers").

         WHEREAS, the Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 33-63795 and 811-7389) and pre-effective amendments No. 1, No. 2, No. 3 and No. 4 thereto contemplating the offering of up to 8,243,875 of its STRYPES(SM) (the "STRYPES"), the terms of which contemplate that, on ________ __, 2000 (the "Exchange Date"), each such STRYPES will be mandatorily exchanged for a specified number or amount of each type of Reference Security (as defined herein) and other property constituting part of the Reference Property (as defined herein) (or, in certain circumstances, cash, or a combination of cash and Reference Property, with an equal value).

         WHEREAS, the Purchaser has agreed, pursuant to an underwriting agreement dated the date hereof (the "Underwriting Agreement") among the Purchaser, the Sellers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and each of the other Underwriters named in Schedule A thereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Underwriting Agreement), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson Lufkin & Jenrette Securities Corporation are acting as representatives, to issue and sell to the Underwriters, acting severally and not jointly, an aggregate of 7,168,587 STRYPES (the "Initial STRYPES") and, at the Underwriters' option, all or any
part of         additional STRYPES (the "Option STRYPES") to cover
over-allotments, if any.

         WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of February 27, 1997 (the "Trust Agreement"), among the trustees of the Purchaser and ML IBK Positions, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as Sponsors.

--------
(SM) Service mark of Merrill Lynch & Co., Inc.

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         WHEREAS, in exchange for certain consideration to be paid by the
Purchaser hereunder, the Purchaser and the Sellers desire to provide for the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property required by the Purchaser in order to exchange all of the STRYPES on the Exchange Date, at a price to be established under this Agreement.

         WHEREAS, the Sellers collectively own 8,243,875 shares of the Class A Common Stock, par value $.001 per share (the "Nextel Common Stock"), of Nextel Communications, Inc., a Delaware corporation ("Nextel").

         WHEREAS, the Purchaser and each Seller desire that, to the extent permitted by applicable law, at the option of each Seller, the future sale and delivery obligations of such Seller can be settled in whole or in part through cash payment in lieu of delivery of all or a part of such Seller's Contract Consideration (as defined herein).

         WHEREAS, pursuant to a Security and Pledge Agreement dated as of March __, 1997 (the "Security and Pledge Agreement"), among the Purchaser, the Sellers, and The Bank of New York, as collateral agent (the "Collateral Agent") for the benefit of the Purchaser, an aggregate of 7,168,587 shares of Nextel Common Stock initially will be pledged by the Sellers to secure their respective obligations hereunder.

         WHEREAS, the Sellers and the Purchaser desire that ownership of the Contract Consideration (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof, provided that, to the extent constituting part of the Reference Property, such dividends, interest, distributions and other payments and the proceeds of any sale required by the provisions hereof shall be retained by the Collateral Agent in accordance with the provisions hereof or of the Security and Pledge Agreement) remain in the Sellers unless and until delivery, if any, of such Contract Consideration to the Purchaser pursuant to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:


                                       1.

                                   Definitions

         1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article 1 have the meanings assigned to them in this Article.

                  "Acceleration Amount" has the meaning specified in Section
         7.1.

                  "Acceleration Amount Notice" has the meaning specified in
         Section 7.1.

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                  "Acceleration Date" has the meaning specified in Section 7.1.

                  "Acceleration Value" has the meaning specified in Section 7.1.

                  "Administrator" means The Bank of New York, the Trust Administrator for the Purchaser under the Administration Agreement dated as of March __, 1997, or any successor thereto.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a director or officer of, such Person.

                  "Aggregate Acceleration Value" has the meaning specified in
         Section 7.1.

                  "Aggregate Number" has the meaning specified in Section
         3.1(b).

                  "Bankruptcy Code" has the meaning specified in Section 8.9.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, NASDAQ, or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

                  "Cash Payment Amount" has the meaning specified in Section
         2.5.

                  "Closing Price" means, with respect to any Reference Security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such Reference Security on NASDAQ on such date or, if such Reference Security is not listed for trading on NASDAQ on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Reference Security is so listed, or, if such Reference Security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such Reference Security is not so reported, the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Reference Security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator.

                  "Contract Commitment" means, with respect to any Seller, the sum of such Seller's Firm Contract Commitment and each additional Option Contract Commitment of such Seller.

                  "Contract Consideration" means, with respect to any Seller, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by such Seller at the Closing in respect of such Seller's Contract Commitment as provided in Section 2.1, assuming that such Seller has not

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         elected to exercise the option described in Section 2.5 to deliver cash in lieu of Reference Property.

                  "control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Date of Delivery" has the meaning specified in Section
         2.1(b).

                  "Distributed Assets" has the meaning specified in Section 3.1(c).

                  "Early Settlement Date" has the meaning specified in Section 7.2.

                  "Exchange Amount" has the meaning specified in Section 2.1(a).

                  "Exchange Date" has the meaning specified in the first recital in this Agreement.

                  "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which such Reference Security was outstanding) exceeds on a per share basis 10% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

                  "Firm Consideration Amount" has the meaning specified in
         Section 2.2(a).

                  "Firm Contract Commitment" has the meaning specified in
         Section 2.1(a).

                  "Independent Dealers" has the meaning specified in Section
         7.1.

                  "Initial Price" has the meaning specified in Section 2.1(a).

                  "Initial STRYPES" has the meaning specified in the second recital in this Agreement.

                  "Maximum Contract Consideration" has the meaning specified in
         Section 6.1(a).

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
                  "Nextel" has the meaning specified in the fifth recital in this Agreement.

                  "Nextel Common Stock" has the meaning specified in the fifth recital in this Agreement.

                  "Nextel Successor" means any surviving entity or subsequent surviving entity of Nextel.

                  "NASDAQ" means the Nasdaq National Market.

                  "Option Consideration Amount" has the meaning specified in
         Section 2.2(b).

                  "Option Contract Commitment" has the meaning specified in
         Section 2.1(b).

                  "Option STRYPES" has the meaning specified in the second recital in this Agreement.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Purchaser" has the meaning specified in the introductory paragraph of this Agreement.

                  "Receipt Date" has the meaning specified in Section 3.1(b).

                  "Reference Property" has the meaning specified in Section 2.1.

                  "Reference Property Value" means, subject to the provisions of
         Section 3.1(b), the sum, determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date, of (a) for any portion of the Reference Property consisting of cash, the amount of such cash, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date, and (c) for any portion of the Reference Property consisting of a Reference Security (including Nextel Common Stock), an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date multiplied by the number of units of such Reference Security constituting part of the Reference Property.

                  "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act of 1933, as amended) then constituting part of the Reference Property.

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
                  "Reorganization Event" has the meaning specified in Section 3.1(d).

                  "Seller" and "Sellers" have the meanings specified in the introductory paragraph of this Agreement.

                  "Seller Repayment Event" has the meaning specified in Section
         4.

                  "STRYPES" has the meaning specified in the first recital in this Agreement.

                  "Threshold Appreciation Price" has the meaning specified in
         Section 2.1(a).

                  "Total Firm Contract Commitment" has the meaning specified in
         Section 2.1(a).

                  "Total Option Contract Commitment" has the meaning specified in Section 2.1(b).

                  "Trading Day" means, with respect to any Reference Security the Closing Price of which is being determined, a day on which such Reference Security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

                  "Trust Agreement" has the meaning specified in the third recital in this Agreement.

                  "Underwriters" has the meaning specified in the second recital in this Agreement.

                  "Underwriting Agreement" has the meaning specified in the second recital in this Agreement.


                                       2.
            Future Sale of Contract Consideration or Cash Settlement

         2.1. Sale and Purchase. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, at the Closing (as defined in Section 2.3 hereof), each Seller, severally and not jointly, agrees to assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to acquire from each Seller, severally and not jointly, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property equal to the product of the Exchange Amount and such Seller's Contract Commitment. For the purposes of this Agreement, subject to Section 2.1(b) below, the respective Contract Commitments of the Sellers are as follows:

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
                                                                        Number of
                                       Name of Seller                      Units
                                       --------------                      -----
Cherrywood Holdings, Inc.............................................       5,108,907

Vernon Investors, L.L.C..............................................       2,059,680
                                                                       --------------

          Total .....................................................       7,168,587
                                                                       ==============


The number of Units set forth above opposite the name of each Seller is referred to herein as such Seller's "Firm Contract Commitment" and the number of Units equal to the sum of the Firm Contract Commitments is referred to herein as the "Total Firm Contract Commitment".

         The term "Reference Property" shall initially mean one share of Nextel Common Stock and shall be subject to adjustment from time to time prior to the date of Closing to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the provisions of
Section 3.1 hereof. The term "Exchange Amount" shall mean the number or amount of each type of Reference Security and other property constituting part of the Reference Property determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date in accordance with the following formula: (i) if the Reference Property Value is greater than or equal to $ (the "Threshold Appreciation Price"), % of the number or amount of each type of Reference Security and other property constituting part of the Reference Property, (ii) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than $ (the "Initial Price"), a percentage of the number or amount of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (iii) if the Reference Property Value is less than or equal to the Initial Price, 100% of the number or amount of each type of Reference Security and other property constituting part of the Reference Property.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Sellers, severally and not jointly, hereby grant an option to the Purchaser to purchase at the Closing up to an additional number or amount of each type of Reference Security and other property then constituting part of the Reference Property equal to the product of the Exchange Amount and ____________ (the "Total Option Contract Commitment"). The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of obtaining the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Purchaser upon exchange of any Option STRYPES issued by the Purchaser upon exercise by the Underwriters of the option described in Section 2(b) of the Underwriting Agreement. The Purchaser may exercise the option granted hereby by delivering to the Sellers, upon receipt by the Purchaser of notice that the Underwriters are exercising their option to purchase Option STRYPES, prompt notice of such exercise by the Underwriters,stating the number of Option STRYPES as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). Upon delivery of such notice as aforesaid, each Seller's Contract Commitment

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
shall be increased automatically by a number of Units equal to that portion of the total number of Option STRYPES then being purchased by the Underwriters which such Seller's Firm Contract Commitment bears to the Total Firm Contract Commitment, such number of Units by which such Seller's Contract Commitment shall so increase being referred to as an "Option Contract Commitment" of such Seller.

         2.2. Consideration. (a) The consideration to be paid by the Purchaser for each Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of such Seller's Firm Contract Commitment shall be an amount in cash (the "Firm Consideration Amount") equal to the product of $____ and such Seller's Firm Contract Commitment. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver to each Seller such Seller's Firm Consideration Amount at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Sellers, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing of the STRYPES offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Purchaser and the Seller (such time and date of payment being herein called the "Firm Payment Date").

         (b) The consideration to be paid by the Purchaser in exchange for each Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Contract Commitment of such Seller shall be an amount in cash (the "Option Consideration Amount") equal to the product of such Option Contract Commitment and the Option Unit Consideration set forth in an Option Unit Pricing Agreement substantially in the form of Exhibit A hereto. The Option Unit Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Purchaser and the Sellers. From and after the date of execution and delivery of any Option Unit Pricing Agreement, this Agreement shall be deemed to incorporate such Option Unit Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver to each Seller such Seller's Option Consideration Amount on the related Date of Delivery at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Sellers.

         (c) Payment of the Firm Consideration Amount and the Option Consideration Amount to each Seller shall be made by Fedwire transfer of immediately available funds to an account designated by such Seller, or such other form of payment specified by such Seller, against delivery by such Seller to the Collateral Agent of the number of shares of Nextel Common Stock and/or cash, securities and other property necessary to comply with such Seller's obligations under Section 6.1 hereof.

         2.3. Delivery of Contract Consideration. Consummation of the acquisition, sale and delivery of the Contract Consideration shall take place on a date mutually agreeable to the Purchaser and the Sellers, not later than one
(1) Business Day prior to the Exchange Date (the "Closing"). Delivery of the Contract Consideration shall be made at the offices of [____________], or at such other place as shall be agreed upon by the Purchaser and the Sellers. Certificates representing Reference Securities in registered form that are part of the Contract

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Consideration shall be registered in the Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by the Purchaser, unless such Reference Securities are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Purchaser's interest in such securities shall be noted in a manner satisfactory to the Purchaser and its counsel. Other property that is a part of the Contract Consideration delivered to the Purchaser shall be transferable by the Purchaser to the same extent as when received by or on behalf of the relevant Seller and shall not be subjected, by reason of or following receipt by such Seller, to any transfer restrictions not generally applicable to all holders of such other property.

         2.4. No Fractional Interests. No fractional units or scrip representing fractional units of any Reference Security shall be delivered at the Closing. Instead of any fractional unit of any such Reference Security which would otherwise be deliverable by any Seller at the Closing, such Seller shall make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date. To the extent practicable, the Sellers will deliver fractional interests of any Reference Property other than cash or a Reference Security at the Closing. If such delivery is not practicable, in lieu of any fractional interest of any Reference Property other than cash or a Reference Security which would otherwise be deliverable at the Closing, the Sellers shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date of such Reference Property other than cash or a Reference Security.

         2.5. Cash Settlement. (a) Notwithstanding the provisions of Sections 2.1, 2.2, 2.3 and 2.4 hereof, to the extent permitted by applicable law, each Seller shall have the option, exercisable in its sole discretion, to settle the obligations of such Seller contained therein, in whole or in part, through a cash payment at Closing in lieu of delivery of the portion of such Seller's Contract Consideration in respect of which an election to exercise the cash settlement option is made. The amount of such cash settlement payment (the "Cash Payment Amount") to be made by the relevant Seller shall be equal to the sum, determined as of 10:00 A.M. (New York City time) on the date of Closing, of (a) for any portion of the Contract Consideration consisting of cash in respect of which an election to exercise the cash settlement option is made, the amount of such cash, without interest thereon, (b) for any portion of the Contract Consideration consisting of property other than cash or Reference Securities in respect of which an election to exercise the cash settlement option is made, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date, and (c) for any portion of the Contract Consideration consisting of a Reference Security (including Nextel Common Stock) (except as provided in Section 3.1(b)) in respect of which an election to exercise the cash settlement option is made, an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date multiplied by the number of units of such Reference Security constituting part

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
of the Contract Consideration in respect of which an election to exercise the cash settlement option is made. On or prior to the twenty-seventh Business Day preceding the Exchange Date, each Seller shall notify the Purchaser whether it will exercise its option to require cash settlement pursuant to this Section 2.5.

         (b) In the event that any Seller elects to settle its obligations in part through a cash payment at Closing, (i) such Seller shall be required to cash settle an equal percentage of each type of Reference Security and other property constituting part of the Reference Property that would otherwise be deliverable by such Seller at Closing and (ii) the remaining number of units of any Reference Security consisting of capital stock to be delivered at Closing shall be evenly divisible by 100.

         (c) If the Contract Consideration consists of securities and/or other property other than Nextel Common Stock, each Seller's right to deliver (or cause to be delivered) to the Purchaser hereunder such securities and/or other property shall be conditioned upon such securities and/or other property to be so delivered being transferable by the Purchaser, following receipt from such Seller, without any restrictions not generally applicable to all holders of such securities and/or other property. If the condition set forth in the preceding sentence shall not be satisfied with respect to the securities and/or other property to be delivered by any Seller, then, notwithstanding the provisions hereof, such Seller's obligations contained in Sections 2.1, 2.2,
2.3 and 2.4 hereof shall be settled, in whole, through a cash payment at the Closing in lieu of delivery of the Contract Consideration as provided in
Section 2.5(a).

         2.6. Sellers' Conditions to Closing. Each Seller's obligation to consummate the transactions contemplated hereunder is conditioned upon (a) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein, (b) the representations and warranties of the Purchaser contained in paragraphs (iii) and (iv) of Article 5 hereof being true and correct as of the date of the Closing and (c) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

         2.7. Purchaser's Conditions to Closing. The Purchaser's obligation to consummate the transactions contemplated hereunder is conditioned upon (a) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein, (b) the representations and warranties of the Sellers contained in paragraphs (i), (iii)(b), (iv), (v) and
(vi) of Article 4 hereof being true and correct as of the date of the Closing and (c) the Security and Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

                                       3.

                         Reference Property Adjustments

         3.1. (a) Adjustment for Subdivisions, Splits, Combinations or Reclassifications. If an issuer of a Reference Security shall:

                           (A) subdivide or split the outstanding units of such Reference Security into a greater number of units;

                           (B) combine the outstanding units of such Reference Security into a smaller number of units; or

                           (C) issue by reclassification of units of such Reference Security any units of another security of such issuer;

then, in any such event, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any event described above had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

         (b) Adjustment for Issuance of Certain Rights or Warrants. If an issuer of a Reference Security shall issue rights or warrants to all holders of such Reference Security entitling them, for a period expiring prior to the fifteenth calendar day following the Exchange Date, to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest), then in each such case, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value (determined as described below), as of the fifth Business Day following the date on which such rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each such right or warrant multiplied by the product of (A) the number of such rights or warrants issued for each unit of such Reference Security and (B) the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, without interest thereon. For purposes of this subsection (b), the fair market value of each such right or warrant shall be determined by the Administrator and shall be the quotient of
(x) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of the Administrator (from three (or such fewer number of dealers as may be providing such bids) such recognized dealers selected by or on behalf of the Administrator), for the purchase by such quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of such Reference Security would receive if such holder held, as of the record date for determination of stockholders entitled to receive such rights or warrants, a number of units of such Reference Security equal to the product of (1) the aggregate number of Outstanding STRYPES as of such record date and (2) the number of units of such Reference Security constituting part of the Reference Property, divided by (y) the Aggregate Number. Each such adjustment shall become effective on the fifth Business Day following the Receipt Date of such rights or warrants. If for any reason Administrator is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Business

Day prior to the Exchange Date until it is able to obtain the required bid, or, if earlier, until the third Business Day prior to the Exchange Date. From the date of issuance of such rights or warrants until the required bid is obtained or those efforts end on that Business Day, the Reference Property shall include the number of such rights or warrants issued for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, and such rights or warrants constituting part of the Reference Property shall be deemed for purposes of the definition of Reference Property Value and Section 2.5 hereof to have a fair market value of zero.

         (c) Adjustment for Distributions. If an issuer of a Reference Security shall pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend, excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution described in subsection (a) or (b) above) or shall issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (excluding any rights or warrants referred to in subsection (b) above) (any of the foregoing being referred to herein as "Distributed Assets"), then in each such case, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

         (d) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of an issuer of a Reference Security with or into another entity (other than a consolidation or merger in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of such issuer or another entity), (ii) any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of an issuer of a Reference Security with another entity (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security (excluding any distribution in such event referred to in subsection (c) above) (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.


                                       4.
                  Representations and Warranties of the Sellers

         Each Seller severally represents and warrants to the Purchaser as of the date hereof and as of the date of Closing as follows:

                (i) Such Seller has the full right, power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement, including, without limitation, to pledge and assign the shares of Nextel Common Stock and/or cash, securities and other property to be pledged and assigned by such Seller pursuant to the Security and Pledge Agreement, and to sell, transfer and deliver the Contract Consideration to be sold by such Seller pursuant to this Agreement.

               (ii) This Agreement and the Security and Pledge Agreement have been duly authorized, executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of such Seller, enforceable against such Seller in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Firm Consideration Amount received by such Seller at Closing nor any Option Consideration Amount received by such Seller at any Date of Delivery will be used by such Seller for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

              (iii) (a) At the date hereof, such Seller is the registered owner of and has all rights in and to the shares of Nextel Common Stock to be pledged and assigned by such Seller pursuant to the Security and Pledge Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (b) to the extent such Seller elects to deliver all or a portion of the Contract Consideration at Closing, upon delivery of such Contract Consideration against payment therefor pursuant to this Agreement, the Purchaser will be the sole owner of such Contract Consideration and, assuming the Purchaser purchased for value in good faith and without notice of any adverse claim, the Purchaser will have acquired all rights in and to such Contract Consideration, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The sale, transfer and delivery of the Contract Consideration by such Seller as contemplated by this Agreement is not, and at the time of delivery such Contract Consideration will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which such Seller or any Affiliate of such Seller is a party or by which any of them is bound.

               (iv) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by such Seller of this Agreement or the Security and Pledge Agreement or the consummation by such Seller of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations promulgated thereunder or state securities laws.

                (v) The execution, delivery and performance by such Seller of this Agreement and the Security and Pledge Agreement and the consummation by such Seller of the transactions contemplated herein and therein and compliance by such Seller with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Seller Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Seller or any Affiliate of such Seller pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which such Seller or any Affiliate of such Seller is a party or by which it or any of them is bound, or to which any of the property or assets of such Seller or any Affiliate of such Seller is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of such Seller to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over such Seller or any Affiliate of such Seller or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over such Seller or any Affiliate of such Seller or any of their assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of such Seller to perform its obligations under this Agreement or the Security and Pledge Agreement). As used herein, a "Seller Repayment Event" with respect to any Seller means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Seller or any Affiliate of such Seller.

               (vi) such Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, required to be registered thereunder.

         In so far as the foregoing representations and warranties of each Seller relate to its power and authority to enter into this Agreement and the forward transaction contemplated herein and the legality and binding nature of this Agreement and that transaction, each Seller makes such representations and warranties on the basis of its good faith belief that this Agreement constitutes a forward contract, and not a contract for sale of a security for future delivery.

                                       5.
                   Representations and Warranties of Purchaser

         The Purchaser represents and warrants to each Seller as of the date hereof and as of the date of Closing as follows:

                (i) The Purchaser has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware with power and authority to enter into and perform its obligations under this Agreement and the Security and Pledge Agreement.

               (ii) This Agreement and the Security and Pledge Agreement have been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (iii) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the Security and Pledge Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations promulgated thereunder or state securities laws.

               (iv) The execution, delivery and performance by the Purchaser of this Agreement and the Security and Pledge Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein and compliance by the Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Purchaser Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement), nor will such action result in any violation of the provisions of the Trust Agreement of the Purchaser, or any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over the

Purchaser or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or the Security and Pledge Agreement). As used herein, a "Purchaser Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Purchaser.

                                       6.

                                    Covenants

         6.1. Collateral. (a) Each Seller shall cause to be held by the Collateral Agent during the term of this Agreement an aggregate number of shares of Nextel Common Stock and/or cash, securities and/or other property at least equal to the maximum number or amount of each type of Reference Security and other property constituting part of the Reference Property that may be required to be delivered by such Seller at the Closing pursuant to Section 2.1 hereof, assuming that (x) the fair market value of any Reference Property consisting of rights or warrants described in Section 3.1(b) hereof is the value determined pursuant to such Section 3.1(b), and (y) such Seller has not elected to exercise its option to require cash settlement of all or any portion of its obligations hereunder pursuant to Section 2.5 hereof (such aggregate number of shares of Nextel Common Stock and/or cash, securities and/or other property being referred to herein as such Seller's "Maximum Contract Consideration"), subject to such Seller's right to deliver to the Collateral Agent substitute collateral for all or any portion of the Maximum Contract Consideration in accordance with Section 4(b) of the Security and Pledge Agreement.

         (b) Each Seller shall direct the Collateral Agent to sell (as provided in Section 2(c) of the Security and Pledge Agreement) any rights or warrants described in Section 3.1(b) hereof at the net bid received by the Collateral Agent in accordance with the procedures specified in Section 4(g) of the Security and Pledge Agreement and to hold during the term of this Agreement the proceeds from such sale. If the Collateral Agent is unable to consummate such sale, the rights or warrants shall be held by the Collateral Agent, and neither such Seller nor the Collateral Agent shall be required to take any action to sell such rights or warrants other than as specified in such Section 4(g) of the Security and Pledge Agreement.

         6.2. Affirmative Covenants. During the term of this Agreement, each Seller covenants and agrees that it will:

         (a) Comply in all material respects with all applicable laws, rules, regulations and orders to the extent noncompliance would have a material adverse effect on the ability of such Seller to perform its obligations hereunder or under the Security and Pledge Agreement, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, including the Collateral, except to the extent contested in good faith.

         (b) Furnish to the Purchaser as soon as possible and in any event within twenty calendar days after such Seller shall become aware of the occurrence of each failure by such Seller to comply with or perform any agreement or obligation contained in Sections 6.1, 6.2 or 6.3 of this Agreement or Sections 2(b), 7(a), 7(b) and 7(c) of the Security and Pledge Agreement continuing on the date of such statement, a statement of the president or any vice president of such Seller describing such failure and setting forth details of such failure and the action which such Seller has taken and proposes to take with respect thereto.

         (c) Preserve and maintain its corporate existence, rights (charter and statutory), powers, franchises and qualifications, except that such Seller may terminate franchises and qualifications that it determines are not required to serve the interests of such Seller, provided such termination does not have a material adverse effect on the ability of such Seller to perform its obligations hereunder or under the Security and Pledge Agreement.

         (d) At any reasonable time and from time to time, upon reasonable notice, prior to the occurrence of an Event of Default (as defined in the Security and Pledge Agreement), and upon any notice after the occurrence of an Event of Default until delivery of the Collateral to such Seller to the extent required in accordance with Sections 2.1, 2.3, 2.4 and 7.1 hereof, as applicable, permit the Purchaser or representatives thereof to visit the offices of such Seller and, to the extent necessary or desirable to preserve, protect, exercise or enforce any of the Purchaser's rights hereunder, to examine and make copies of and abstracts from the records and books of account of such Seller and discuss the affairs, finances and accounts of such Seller with any of its officers, directors and representatives; provided that the covenant and agreement contained in this Section 6.2(d) is expressly made subject to the understanding that the Purchaser and any such representatives shall keep confidential all non-public information made available to them except to the extent disclosure of such information is necessary to preserve, protect, exercise or enforce the Purchaser's rights hereunder or is otherwise required by law, rule, regulation or court order.

         (e) Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Seller, including the Collateral, in accordance with appropriate accounting principles consistently applied.

         6.3. Taxes. Each Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the execution and delivery by such Seller of this Agreement and the transfer and delivery by such Seller of the Contract Consideration pursuant hereto.

         6.4. Tax Treatment. The Purchaser and each Seller hereby agree to treat, for all United States Federal, state and local tax purposes, this Agreement as a pre-paid forward contract, which does not constitute, in whole or in part, indebtedness, pursuant to which the Purchaser is obligated to purchase at the Closing the Contract Consideration which each Seller is obligated to deliver at that time (subject to each Seller's right to deliver cash in lieu of the Contract Consideration as provided in Section 2.5 hereof).

         6.5. Certain Notices. (a) In case at any time while any of the STRYPES are outstanding any Seller who receives written notice in its capacity as a holder of any Reference Security that:

                         (i) an issuer of a Reference Security shall declare a dividend (or any other distribution) on or in respect of such Reference Security to which Section 3.1(c) hereof shall apply (other than any cash dividends, if any, paid from time to time by the issuer of such Reference Security that do not constitute Extraordinary Cash Dividends);

                        (ii) an issuer of a Reference Security shall authorize the issuance to all holders of such Reference Security of rights or warrants to subscribe for or purchase units of such Reference Security or of any other subscription rights or warrants;

                       (iii) there shall occur any conversion or reclassification of any Reference Security (other than a subdivision or combination of outstanding units of such Reference Security) or any consolidation, merger or reorganization to which an issuer of a Reference Security is a party and for which approval of any unitholders of such issuer is required, or the sale or transfer of all or substantially all of the assets of an issuer of a Reference Security; or

                        (iv) there shall occur the voluntary or involuntary dissolution, liquidation, winding up or bankruptcy of an issuer of a Reference Security;

then such Seller shall promptly notify the Purchaser of such fact and of (x) the date, if known by such Seller, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of such Reference Security of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by such Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or bankruptcy is expected to become effective.

         (b) Immediately upon the occurrence of any Event of Default, within the meaning of the Security and Pledge Agreement, with respect to any Seller, or upon any Seller's obtaining knowledge that an Event of Default, within the meaning of the Security and Pledge Agreement, shall have occurred with respect to another Seller, such Seller shall promptly notify the Purchaser of such occurrence.

         6.6. Limitations on Trading During Certain Days. Each of the Sellers and the Purchaser hereby agrees that it will not, and it will cause each of its Affiliates not to, buy or sell units of any Reference Security for their own account during the 20 Trading Days immediately prior to the second Trading Day preceding the Exchange Date or any Early Settlement Date.

         6.7. Further Assurances. From time to time on and after the date hereof through the date of Closing, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.


                                       7.
                            Acceleration of Delivery

         7.1. Termination Event; Delivery. If an Event of Default, within the meaning of the Security and Pledge Agreement, shall occur with respect to any Seller, then this Agreement shall be liquidated. Upon the occurrence of any such Event of Default with respect to any Seller, (i) an Acceleration Date shall occur, (ii) the Sellers' rights under Section 2.5 hereof shall terminate immediately and (iii) there shall become immediately deliverable and payable by each Seller (and immediately deliverable by the Collateral Agent under the Security and Pledge Agreement to the Purchaser) a number or amount of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable, having an aggregate value (determined in the manner provided in Section 2.5 hereof for the Cash Payment Amount) equal to the Aggregate Acceleration Value multiplied by a fraction, the numerator of which shall be such Seller's Firm Contract Commitment and the denominator of which shall be the Total Firm Contract Commitment (the "Acceleration Amount"). The "Aggregate Acceleration Value" means the product obtained by multiplying: (i) the quotient obtained by dividing (A) the Acceleration Value by (B) 1,000 by (ii) the sum of the Contract Commitments of the Sellers; except that, if no quotations for the determination of the Acceleration Value are obtained as described below, the Aggregate Acceleration Value shall be the value of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Sellers on such date under this Agreement if the Exchange Date were redefined to be the Acceleration Date.

         The "Acceleration Value" means an amount determined on the basis of quotations from four nationally recognized independent investment banking firms selected by the Administrator (the "Independent Dealers") as follows. Each quotation will be for the amount that would be paid to the relevant Independent Dealer in consideration of an agreement between the Purchaser and such Independent Dealer that would have the effect of preserving the Purchaser's right to receive the payments and deliveries that the Purchaser would, but for the occurrence of the Acceleration Date, have been entitled to receive after the Acceleration Date under Article 2 hereof (taking into account any Reference Property adjustments that may have been effected on or prior to the Acceleration
Date), provided that, for purposes of determining the payments and deliveries to which the Purchaser is entitled under Article 2 hereof, the sum of the Contract Commitments of the Sellers shall be deemed to equal 1,000. On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent

Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value shall be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value shall be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value shall be equal to such quotation. If no quotations are provided, the Acceleration Value will not be determined and the Aggregate Acceleration Value shall be determined as provided above.

         As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above) the Purchaser shall deliver to the Collateral Agent and the Sellers a notice (the "Acceleration Amount Notice") specifying the Acceleration Amount required to be delivered by each Seller. The Purchaser and each Seller agree that the Aggregate Acceleration Value is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the Purchaser will not be entitled to recover additional damage as a consequence of loss resulting from an Event of Default.

         7.2. Nextel Reorganization Event; Delivery. Notwithstanding the provisions of Sections 2.1, 2.3 and 2.5 hereof, if a Reorganization Event with respect to Nextel or any Nextel Successor shall occur, each Seller's obligations under Section 2.1 shall be automatically accelerated and each Seller shall deliver to the Purchaser, on the tenth Business Day after the effective date for such Reorganization Event (the "Early Settlement Date"), the Contract Consideration that would be required to be delivered by such Seller at Closing under this Agreement if the Exchange Date were redefined to be the Early Settlement Date.

                                       8.

                                  Miscellaneous

         8.1. Adjustments to Reference Property; Selection of Independent Firm. The Purchaser shall be responsible for the effectuation and calculation of any adjustment to the Reference Property and any amount deliverable pursuant to Sections 2.1, 2.4, 2.5 and 7 hereof. The Purchaser shall provide the Sellers reasonable opportunity to review the calculations pertaining to any adjustment of the Reference Property. As soon as practicable, but in no event later than 10:00 A.M. (New York City time) on the date of Closing, the Purchaser shall provide the Sellers with a statement showing the Purchaser's calculations of the amounts deliverable pursuant to Sections 2.1, 2.4, 2.5 and 7 hereof. If any Seller disagrees with any such calculation or determination, the Contract Consideration or any Cash Payment Amount, ____________ or such other independent accounting or investment banking firm agreed upon by such Seller and the Purchaser shall be retained to make such calculation, which shall be binding upon the Purchaser and such Seller. The fees and expenses of such firm shall be borne by the relevant Seller. If, pursuant to the terms and conditions of this Agreement, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein, such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after giving the Sellers 30 days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with the Sellers, and the Administrator shall not select any firm that is not reasonably acceptable to the Sellers. The fees and expenses of any such nationally recognized independent investment banking firm retained by the Administrator shall be borne by the Sellers.

         8.2. Notices. Notices to the Purchaser shall be directed to it in care of the Administrator at 101 Barclay Street, New York, New York 10286, telecopy number (212) 635- 7128, attention of Christopher T. Nicholls, with a copy to Richard Bourgerie, Esq., Emmet, Marvin & Martin, 120 Broadway, New York, New York 10271; notices to the Sellers shall be directed to them in care of Telcom Ventures, L.L.C., 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201, telecopy number (703) ________, attention of ________________, with a copy to William J. Phillips, Esq. at Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019-6092, telecopy number (212) 259-6333. Notwithstanding the foregoing, notices to a party shall be directed to such other address for such party as shall be specified by such party in a like notice given pursuant to this Section 8.2. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; or (ii) sent by certified mail, return receipt requested, in accordance with the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

         8.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

         8.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE,

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         8.5. Entire Agreement. Except as expressly set forth herein, this Agreement and the Security and Pledge Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

         8.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and each of the Sellers or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         8.7. Successors, Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         8.8. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any person other than the Sellers and the Purchaser and no person shall assert any rights as third party beneficiary hereunder.

         8.9. Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial intermediary" within the meaning of Section 101(22) of Title 11 of the United States Code (the "Bankruptcy Code") and is acting as agent and custodian for the Purchaser in connection with this Agreement and that the Purchaser is a "customer" of the Collateral Agent within the meaning of said Section 101(22). The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Section 555 of the Bankruptcy Code.

         8.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

Purchaser:                                  Seller:

NEXTEL STRYPES TRUST                        CHERRYWOOD HOLDINGS, INC.


By:                                         By:
   -------------------------------             --------------------------------
   Name: Donald J. Puglisi,                  Name:
         as Managing Trustee                 Title:

                                            Seller:

                                            VERNON INVESTORS, L.L.C.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                       Exhibit A


                              NEXTEL STRYPES TRUST
                           (a Delaware business trust)


                          Option Unit Pricing Agreement


                                                     ____________, 1997


CHERRYWOOD HOLDINGS, INC.
VERNON INVESTORS L.L.C.
c/o Telcom Ventures, L.L.C.
     2300 Clarendon Blvd., Suite 800
     Arlington, Virginia  22201

Ladies and Gentlemen:

     Reference is made to the Forward Purchase Contract, dated as of March __, 1997 (the "Forward Purchase Contract"), among Nextel STRYPES Trust (the "Purchaser") and each of you (collectively, the "Sellers") relating to the future purchase by the Purchaser of the Contract Consideration from the Sellers. The Underwriters have exercised their option, pursuant to Section 2(b) of the Underwriting Agreement, to purchase an aggregate of __________ Option STRYPES. In connection with such exercise, the Purchaser has agreed to issue and sell to the Underwriters, severally and not jointly, ______________ Option STRYPES. Payment for and delivery of such Option STRYPES will be made at ______ on _____, 1997 (the "Date of Delivery").

     Pursuant to subsection (b) of Section 2.1 of the Forward Purchase Contract, the Purchaser and the Sellers hereby agree that the Option Unit Consideration to be used in calculating the Option Consideration Amounts payable by the Purchaser to the Sellers on the Date of Delivery as consideration for each Seller's obligation to deliver (or cause to be delivered) the Contract Consideration in respect of the Option Contract Commitment of such Seller created hereby shall be $___________.*

--------
* The Option Unit Consideration shall be an amount equal to the initial public offering price per Option STRYPES, net of (1) the underwriting discount per Option STRYPES and (2) the cost per Option STRYPES of the zero-coupon U.S. Government securities to be purchased by the Purchaser to provide for the quarterly distributions on the Option STRYPES to which this Option Unit Pricing Agreement relates. The selection of the zero-coupon U.S.
    Government securities to be purchased in respect of any Option STRYPES shall be made in a manner and on a basis consistent with the selection of the zero-coupon U.S. Government securities purchased in respect of the Initial STRYPES.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract.

      If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchaser and each Seller in accordance with its terms.

                                    Very truly yours,

                                    Nextel STRYPES TRUST



                                    By: _____________________________
                                        Name:  Donald J. Puglisi,
                                               as Managing Trustee


CONFIRMED AND ACCEPTED, as of
the date first above written:

CHERRYWOOD HOLDINGS, INC.


By: ____________________________
    Name:
    Title:

VERNON INVESTORS, L.L.C.


By: ____________________________
    Name:
    Title:

                                       A-2